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                                                                 Exhibit 23.11



                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Triton Group Ltd. of our reports dated May 23, 1996 and June 27, 1994 appearing on pages 21 and 22, respectively, of Triton Group Ltd.'s Annual Report on Form 10-K/A, as filed on March 13, 1997, for the year ended March 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

San Diego, California
March 7, 1997